AUGUST 18, 1998        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               HERMAN MILLER, INC.
                               -------------------
                (Name of registrant as specified in its charter)

    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:
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         (2)      Aggregate number of securities to which transaction
                  applies:
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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                  --------------------------------------
         (4)      Proposed maximum aggregate value of
                  transaction:
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         (5)      Total fee Paid:
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[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
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         (2)      Form, schedule, or registration statement
                  no.:
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         (3)      Filing party:
                               ---------------------------------------------
         (4)      Date filed:
                             -----------------------------------------------



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                                     [LOGO]

                                      1998


                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT


August 18, 1998



Dear Shareholder:


         Herman Miller, Inc.'s fiscal year ended May 30, 1998. Enclosed you will find the 1998 Annual Report and a proxy card to vote your shares. We want to invite you to attend the annual Shareholders' Meeting, scheduled for September 29, 1998. Please mail in your reservation card or contact Robbie Kroll at 616-654-3305 if you plan to attend.

         We will be meeting at the Zeeland High School De Witt Auditorium, 3333 - 96th Avenue, Zeeland, Michigan. (A map is enclosed.) David Nelson, Chairman of the Board of Herman Miller, will convene the business meeting promptly at 4 p.m. EDT. After the meeting, we will be serving dessert and light refreshments to all who indicate on the reservation card they will be staying.

         The Annual Report discusses our performance for fiscal 1998. If you have any questions for us or for other senior managers, please write them on the enclosed card and return it to us. We will answer as many questions as we can at the meeting, and we will respond in writing to any questions we do not have time to answer at the meeting.


         During the business meeting we will elect five directors to the Board of Directors, take action on four proposals, and transact any other business as may come before the meeting.

         We hope to see you there.

         Sincerely,



         Michael A. Volkema                        David L. Nelson
         President and Chief                       Chairman of the Board
         Executive Officer                         of Directors


                             YOUR VOTE IS IMPORTANT.
                           PLEASE COMPLETE, SIGN, DATE
                         AND PROMPTLY RETURN YOUR PROXY
                          CARD IN THE ENCLOSED ENVELOPE

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                  The annual meeting of the shareholders of Herman Miller, Inc. (the "Company"), will be held at the Zeeland High School De Witt Auditorium, 3333 - 96th Avenue, Zeeland, Michigan, on Tuesday, the 29th of September, 1998, at 4 p.m. (EDT) for the following purposes:

                  1. To elect five directors, four each for a term of three years, and one director for a term of two years.

                  2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the authorized common stock from 120,000,000 shares to 240,000,000 shares, $.20 par value.

                  3. To consider and vote upon a proposal to amend the Company's Long-Term Incentive Plan.

                  4. To consider and vote upon a proposal to approve and adopt the Company's Incentive Cash Bonus Plan.

                  5. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending May 29, 1999.

                  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Shareholders of record at the close of business on August 3, 1998, will be entitled to vote at the meeting.

                  Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.



         By order of the Board of Directors
         James N. DeBoer, Jr., Secretary of the Board
         August 18, 1998

                               HERMAN MILLER, INC.

                              855 East Main Avenue
                                  P.O. Box 302
                          Zeeland, Michigan 49464-0302

                      PROXY STATEMENT DATED AUGUST 18, 1998

         This Proxy Statement is furnished to the shareholders of Herman Miller, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, September 29, 1998, at 4 p.m. (EDT) at the Zeeland High School De Witt Auditorium, 3333 - 96th Avenue, Zeeland, Michigan.

                             SOLICITATION OF PROXIES

         Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for such purpose.

         If the proxy card is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in the proxy and for each of the proposals described in this Proxy Statement.

         A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) executing a proxy at a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated Dorothy A. Terrell, Dr. E. David Crockett, Michael A. Volkema, and C. William Pollard for election as directors, each to serve until the 2001 annual meeting. The Board of Directors has nominated David L. Nelson for election as a director for a two-year term to expire at the 2000 annual meeting. Each of the nominees previously has been elected as a director by the Company's shareholders.

         The latter portion of this Proxy Statement contains more information about the nominees. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

         A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. Accordingly, the four persons who receive the largest number of votes cast at the meeting for the three-year terms, and the one person who receives the largest number of votes cast at the meeting for the two-year term, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

                  PROPOSED INCREASE IN AUTHORIZED COMMON STOCK

         The Company's Board of Directors has proposed that the first paragraph of Article III of the Company's Articles of Incorporation (the "Articles") be amended to read as follows:

        The total number of shares of all classes of stock which the Corporation shall have the authority to issue is two hundred fifty million (250,000,000) shares, of which two hundred forty million (240,000,000) shares shall be common stock of the par value of $.20 per share and ten million shares (10,000,000) shares shall be series preferred stock, without par value.


         This amendment will increase the Company's authorized common stock from 120,000,000 shares to 240,000,000 shares of common stock, $.20 par value. The purpose of the amendment is to provide additional shares of common stock for future issuance. At last year's annual meeting, the Company's shareholders approved a similar amendment to the Articles that increased the Company's authorized common stock from 60,000,000 shares to 120,000,000 shares. Subsequent to last year's meeting, and effective March 16, 1998, the Company paid a 100 percent stock dividend to shareholders, thereby reducing the number of authorized but unissued shares. As of August 3, 1998, there were 86,202,922 shares of common stock issued and outstanding and 5,159,447 shares of common stock reserved for issuance under the Company's stock compensation plans and Employee Stock Purchase Plan. As a result, as of August 3, 1998, only 28,637,631 shares of common stock remain available for future issuance. The Company has no series preferred stock issued or outstanding. This proposed amendment will not affect those shares.



         The Board of Directors believes it desirable to increase the authorized number of shares of common stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional common stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the Nasdaq stock market or any stock exchange on which the Company's securities may be listed.


         The additional shares of common stock for which authorization is sought would be part of the existing class of common stock, and, to the extent issued, would have the same rights and privileges as the shares of common stock presently outstanding. Ownership of shares of the Company's common stock confers no preemptive rights.

         The increase in the authorized but unissued shares of common stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of common stock up to the total authorized number with the effect that the shareholdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional shares issued.

         The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

                       PROPOSED AMENDMENT TO THE COMPANY'S
                          1994 LONG-TERM INCENTIVE PLAN

         In 1994, the Board of Directors adopted, and the shareholders approved, the Herman Miller, Inc. Long-Term Incentive Plan (the "Plan"). The Plan provides for the grant of a variety of equity-based Awards, described in more detail below, such as stock options, including incentive stock options as defined in
Section 422 of the Internal Revenue Code, as amended (the "Code"), reload options, stock appreciation rights, restricted stock, performance shares, and other stock based Awards. As of August 3, 1998, 337,391 shares of common stock were available for the grant of future Awards under the Plan; all of the Plan's shares have been either issued or are subject to outstanding Awards.

         The Plan is intended to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow selected key employees of the Company and certain of its subsidiaries to participate financially in the Company's future, as well as to enable the Company to attract, retain, and reward such employees.

         The Board of Directors has approved amendments to the Plan, subject to shareholder approval, to (i) make an additional 5,000,000 shares available for issuance under the Plan, (ii) increase the limitation on individual Plan Awards from 10 percent of Plan shares to 15 percent; and (iii) authorize the Plan to use shares reacquired by the Company in the open market or otherwise for future Plan Awards, provided that the aggregate price of the shares repurchased may not exceed the total cash proceeds received by the Company from prior sale of shares under the Plan. At the annual meeting, the Company's shareholders are being requested to consider and approve this amendment. The following paragraphs summarize the material features of the Plan, as amended.

DESCRIPTION OF THE PLAN

         The Plan is administered by the Executive Compensation Committee of the Board (the "Committee"), which is required to consist of not less than three nonemployee directors, as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934. The Committee determines the employees of the Company and its subsidiaries who are to be granted Awards, the types of Awards (or combinations thereof) to be granted, the number of shares of common stock to be covered by each Award, the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions, and vesting requirements. The term of the Plan is ten years; no Awards may be granted under the Plan after October 5, 2004.

         The Plan provides that no more than 10 percent of the total shares subject to issuance may be awarded to any one employee. If the amendment is approved, this limitation would be raised to 15 percent. In addition, if the amendment is approved, the maximum number of shares which may be issued under the Plan pursuant to Plan Awards would be 10,000,000 shares plus (i) any shares subject to Awards that have expired unexercised or that are forfeited, canceled, terminated, or settled in cash in lieu of common stock (provided that any shares subject to a forfeited or canceled Award may not again be made subject to an Award from a participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying the Award, excluding the right to vote such shares), plus (ii) any shares surrendered to the Company in payment of the exercise price of options or tax withholding obligations or options withheld to pay the exercise price or tax withholding obligations, plus
(iii) the number of shares repurchased by the Company in the open market and otherwise with an aggregate purchase price no greater than the cash proceeds received by the Company from the sale of shares under the Plan.

TYPES OF AWARDS

         The following types of Awards may be granted under the Plan.

         An "Option" is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100 percent of the fair market value of the stock at the date of the grant. Awards of certain options also may include reload options. A reload option is an option to purchase shares equal to the number of shares of common stock delivered in payment of the exercise price (including, in the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise), and is automatically granted upon delivery of the shares without further action by the Committee. A reload option retains the same terms of the original option, including the exercise period; however, the exercise price of the reload option must equal the fair market value of the Company's common stock on the date of grant of the reload option.

         A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the stock appreciation right and the prevailing market price of the Company's common stock at the time of exercise. Stock appreciation rights may be granted only in tandem with options.

         "Restricted Stock" are shares of common stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of that grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee. In administering the Plan, the Committee has limited the number of shares which could be issued as restricted stock or as performance shares to 600,000 shares. This would be increased, by the Committee, to 1,200,000 shares if the proposed amendment is approved by the Company's shareholders.

         "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

         An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on common stock.

         The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of common stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the option price of any option to less than 100 percent of the fair market value on the date of grant, or otherwise materially increase the benefits to participants in the Plan.

FEDERAL TAX CONSEQUENCES

         The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

         OPTIONS. Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition."

         If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the option price, or (b) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

         RELOAD STOCK OPTIONS. Participants will recognize no income on the grant of any reload option. On exercise of a reload option, the tax consequences to the participant and the Company are the same as that for a nonqualified stock option.

         STOCK APPRECIATION RIGHTS. Upon the grant of a stock appreciation right, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the Award. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

         RESTRICTED STOCK. Recipients of shares of restricted stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

         PERFORMANCE SHARES. Participants are not taxed upon the grant of performance shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

REQUIRED VOTE FOR APPROVAL

         The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the annual meeting, by person or by proxy, is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the adoption of the amendment to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 5,000,000 SHARES, INCREASE THE LIMITATION ON INDIVIDUAL AWARDS FROM 10 PERCENT OF PLAN SHARES TO 15 PERCENT, AND AUTHORIZE THE USE OF CERTAIN SHARES REACQUIRED BY THE COMPANY FOR FUTURE PLAN AWARDS.

                   PROPOSAL TO APPROVE THE HERMAN MILLER, INC.
               INCENTIVE CASH BONUS PLAN AND MATERIAL TERMS OF THE
                 COMPANY'S PERFORMANCE-BASED COMPENSATION SYSTEM

         On July 21, 1998, the Board of Directors adopted the Herman Miller, Inc. Incentive Cash Bonus Plan (the "Plan"), subject to approval by the Company's shareholders. Since 1997, the Board has utilized an "Economic Valued Added" ("EVA(R)")1 performance measurement system to provide the framework for the Company's incentive compensation plans. The Board has elected to adopt the Plan formally and incorporate the EVA(R) measurement system and related concepts to provide performance-based cash compensation to Plan participants. The following is a description of the Plan, which is qualified in its entirety by reference to the complete text of the Plan set forth in attached Appendix A.


         PURPOSE. The purpose of the Plan is to more closely link incentive cash compensation to the creation of shareholder wealth. The Plan is intended to focus performance on long-term continuous improvements in shareholder value. In order to achieve this objective, the targeted improvement in EVA(R) is set above the actual EVA(R) earned for the prior year, thereby requiring further EVA(R) improvements to earn the same level of incentive-based pay. The improvement factor in EVA(R) performance is established by the Board or the Committee for a period of up to three years. As a result of these features of the Plan, the Board believes that the Plan will foster long-term improvements in shareholder value, not merely near-term gains in reported financial performance.


         ADMINISTRATION. The Plan is administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee is authorized to establish target bonus thresholds, target improvements in annual EVA(R) growth, and other factors affecting the operation of the Plan. Each year, and based upon the Financial Audit Committee's determination of EVA(R) performance, the Committee is required to certify, in writing, EVA(R) growth or diminution, before any payments to Plan participants may be made. The Committee also has the authority to interpret the Plan and to establish rules and regulations for purposes of administering the Plan.

         ELIGIBILITY. Although changes in the Company's EVA(R) provide a means for determining bonus compensation to substantially all of the Company's employees, eligibility for participation in the Plan is designated to include corporate officers, vice presidents, and directors of each of the Company's business units. At present, there are 223 employees who are eligible to participate in the Plan. For fiscal 1998, the aggregate amount of bonus payments to employees that qualify as participants in the Plan was $12.3 million, ($2.0 million to executive officers as a group). Bonus payments to the Named Executives are set forth in the Summary Compensation Table appearing below in this Proxy Statement. If the Plan and the EVA(R) performance system are not approved by the Company's shareholders, the amount of compensation payable to any one of the Company's Named Executives will be limited (when aggregated with other nonperformance-based compensation within the meaning of Section 162(m) of the Code), to the maximum amount of compensation that would be deductible by the Company as an expense under Section 162 of the Code.

         DESCRIPTION OF THE PERFORMANCE MEASUREMENT SYSTEM. The Plan establishes a means of providing performance-based cash compensation to the Company's employees based upon changes in the Company's EVA(R). As defined in the Plan, EVA(R) equals the Company's net operating profit after taxes (NOPAT), less the Company's Capital Charge. NOPAT is defined as the Company's pre-tax profit, as determined from the Company's audited financial statements, and as adjusted by the Committee in a manner consistent with the Herman Miller EVA(R) Management System Technical Manual (the "Manual"). The adjustments are intended to convert the Company's accounting based after-tax profits to an economic basis. The Company's Capital Charge is defined as the Company's cost of capital, multiplied by its aggregate capital (as calculated by the Committee in a manner consistent with the adjustments required in the Manual) The Company's cost of capital is determined by the Committee each year, based upon the Company's prevailing cost of equity and cost of debt. The cost of capital is fixed at the beginning of each Plan year.

         Using these criteria and standards, the Committee establishes a Target Bonus for each participant, expressed as a percentage of base salary, and the target improvement in annual EVA(R) growth ("Expected Improvement"). The
--------------
         (1)EVA(R) is a registered trademark of Stern Stewart & Co.

Expected Improvement is intended to reflect the stock market's expectation of annual EVA(R) growth, based upon the share price of the Company's common stock. A Target Bonus is earned if Expected Improvement is achieved.

         The Plan provides for achievement in excess of or below the Target Bonus, based upon the Bonus Intervals, as established by the Committee. The upside Bonus Interval is the amount of EVA(R) growth above Expected Improvement that is required to double the Target Bonus. The downside Bonus Interval (which is the same EVA(R) value differential between the upside Bonus Interval and the Expected Improvement) represents the EVA(R) growth or diminution below Expected Improvement that would result in no Target Bonus. For instance, if Expected Improvement in annual EVA(R) growth is established at $400,000, and the upside Bonus Interval is set at $1,000,000, the Company would have to achieve annual EVA(R) growth of $1,000,000 above Expected Improvement for the Target Bonus to double. Conversely, no Target Bonus would be earned if EVA(R) decreased by $600,000 (the $400,000 Expected Improvement less the $1,000,000 interval).

         Bonus calculations resulting from performance above or below the Bonus Intervals can be calculated through simple linear interpolation. For instance, based upon the above example, EVA(R) growth of $800,000 would result in a Target Bonus of 1.4 times the Target Bonus ($400,000 excess EVA(R) growth out of the $1,000,000 excess needed to achieve the Bonus Interval). On the other hand, EVA(R) diminution of $400,000 would result in a bonus of .2 times the Target Bonus ($200,000 above the downside Bonus Interval). There is no limit on either the upside or downside bonus amount. If the Plan is approved by shareholders, the Board will utilize the EVA(R) measurement system as the performance criteria in determining earned loan repayments under the Company's Key Executive Stock Purchase Assistance Plan. That plan, previously approved and adopted by the Company's shareholders, permits participants to earn the repayment of loans based upon Company performance.

         PAYMENT OF BONUS AMOUNTS. All bonuses earned under the Plan are first subject to a Bonus Reserve prior to payment. Each Plan participant has their own bonus reserve account. The utilization of the reserve is intended to promote management's attention to long-term objectives, ensure that only sustained improvement in EVA(R) is rewarded and facilitate a payment system under which both unlimited upside and downside potential are recognized.

         Bonuses are subject to a reserve account. If the bonus earned in a year plus any amounts in the reserve account from the prior years exceeds the Target Bonus, the payment for the year is limited to the Target Bonus plus one-third of the reserve account. The remaining two-thirds is required to be left in the bonus account and is subject to reduction if the improvement in EVA(R) is less than the downside Bonus Interval. If the bonus earned in a year plus any amounts in the reserve account from the prior years is less than the Target Bonus, the entire balance is paid. Similarly, if a negative balance exists in a bonus reserve account, it must be earned back before any bonus is paid.

         A Plan participant's Target Bonus may be subject to the Expected Improvement for the Company only, or, at the discretion of the Committee, may be subject to Expected Improvement in EVA(R) growth for a particular division, operation or subsidiary, or combined with overall Company EVA(R) growth.

         TERMINATION OR AMENDMENT OF THE PLAN. The Board may amend, discontinue or terminate the Plan at any time; however, no amendment, discontinuance or termination may alter or otherwise affect any amounts held in a bonus reserve account or affect bonuses earned through the date of termination. In addition, without the prior approval of the Company's shareholders, no amendment to the Plan may be made that would replace the EVA(R) performance measurement system for determining bonuses under the Plan. The Board or Committee would, however, retain the authority to adjust and establish targeted EVA(R) performance, Bonus Intervals and other criteria utilized in the EVA(R) performance measurement system.

         FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the achievement of earned bonuses and payment of bonuses under the Plan for federal income tax purposes, based upon management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.

         Based upon the terms and conditions of the Plan, Plan participants will not recognize any compensation at the time a bonus amount is determined. Upon payment of a bonus from a bonus reserve account, a participant will recognize ordinary income in the amount of the bonus paid. Any bonuses held in the reserve account will not be recognized as ordinary income until paid. The Company will be entitled to a deduction in the year in which a Plan participant recognizes ordinary income under the Plan.

         REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's common stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan and the EVA(R) performance system. Broker nonvotes and abstentions will not be counted as votes cast on this proposal. Since a majority of the votes cast is required for approval, any negative votes will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED PLAN AND THE ADOPTION OF THE EVA(R) PERFORMANCE SYSTEM.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending May 29, 1999. Representatives of Arthur Andersen LLP will be present at the annual meeting of shareholders and available to respond to appropriate questions. The Arthur Andersen LLP representatives will have the opportunity to make a statement if they so desire.

         Although the submission of this matter for approval by shareholders is not legally required, the Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of the shareholders. If the shareholders do not approve the selection of Arthur Andersen LLP, the selection of such firm as independent public accountants for the Company will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         On August 3, 1998, the Company had 86,202,922 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on August 3, 1998, the record date fixed by the Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by the Company's transfer agent. As of August 3, 1998, no person was known by management to be the beneficial owner of more than 5 percent of the Company's common stock.


                   DIRECTOR AND EXECUTIVE OFFICER INFORMATION

         SECURITY OWNERSHIP OF MANAGEMENT. The following table shows, as of August 3, 1998, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.



                                                               AMOUNT AND NATURE
                   NAMED EXECUTIVE                          OF BENEFICIAL OWNERSHIP(1)           PERCENT OF CLASS(3)

         Michael A. Volkema                                      757,909                               .87%

         Andrew C. McGregor                                      266,210                               .30%

         Brian C. Walker                                         178,255                               .20%

         Christopher A. Norman                                   158,847                               .18%

         Robert I. Frey                                           99,618                               .11%

         All executive officers and directors
         as a group (23 persons)(2)                            3,308,188                              3.84%

    (1) Includes the following numbers of shares with respect to which the Named Executives have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Volkema - 164,300; Mr. McGregor - 74,404; Mr. Walker - 83,832; Mr. Norman - 81,730; and Mr. Frey - 68,000. Includes the following number of shares which are restricted and subject to certain conditions: Mr. Volkema - 274,606; Mr. McGregor 62,640; Mr. Walker - 45,040; Mr. Norman - 42,640; and Mr. Frey - 30,200.
    (2) Included in this number are 1,206,852 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.
    (3) Calculated based on the number of shares outstanding plus the option shares referred to in notes (1) and (2) above.

         THE BOARD OF DIRECTORS. The information in the following table relating to each nominee's and director's age, principal occupation or employment for the past five years, and beneficial ownership of shares of common stock as of August 3, 1998, has been furnished to the Company by the respective nominees and directors. Except as described in the notes following the table, the following nominees and directors have sole voting and dispositive power as to all of the shares set forth in the following table.


-----------------------------------------------------------------------------------------------------------------------
                                                                          YEAR FIRST
                                                                           BECAME A          SHARES        PERCENT OF
            NAME AND PRINCIPAL OCCUPATION                    AGE           DIRECTOR         OWNED(1)        CLASS(2)
-----------------------------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS TO EXPIRE IN 2001
-----------------------------------------------------------------------------------------------------------------------
C. William Pollard                                           60              1985             95,268(3)        .11
   Chairman of the Board, The ServiceMaster Company
           (Management and consumer services for Health
           Care, Industrial, and Educational Facilities)
-----------------------------------------------------------------------------------------------------------------------
Dorothy A. Terrell                                           53              1997              2,908             0
    Since February 1998-President,
         Service Group, and Senior Vice President
         Corporate Operations, Natural MicroSystems
         Corporation (Telecommunications technology
         company)
    August 1991 to September 1997-President,
         Sun Express, Inc., Sun Micro System, Inc.
-----------------------------------------------------------------------------------------------------------------------
Dr. E. David Crockett                                        62              1982             69,472           .08
     Since May 1991--General Partner, Aspen Ventures
         (High-technology venture-capital firm)
-----------------------------------------------------------------------------------------------------------------------
Michael A. Volkema                                           42              1995            757,909(4)        .87
   Since July 1995- Chief Executive Officer, Herman
         Miller, Inc.
   Since May 1995- President, Herman Miller, Inc.
   From February 1995 to May 1995- President and Chief
         Executive Officer, Coro, Inc. (a subsidiary of
         Herman Miller, Inc.)
   From May 1993 to September 1994- Chairman of the
         Board, Meridian, Inc. (a subsidiary of Herman
         Miller, Inc.)
-----------------------------------------------------------------------------------------------------------------------
NOMINEE FOR ELECTION AS DIRECTOR FOR TERM TO EXPIRE IN 2000:
-----------------------------------------------------------------------------------------------------------------------
David L. Nelson                                              68              1972            197,931(5)        .23
   Since October 1995--Chairman of the Board,
         Herman Miller, Inc.
   From  January 1994--Vice President, Customer Support,
         America's Region , Asea, Brown, Boveri, Inc.
   Prior to January 1994--Vice President, Customer
         Satisfaction, Industry Segment, Asea, Brown,
         Boveri, Inc. (Electronics manufacturer)
-----------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                                           YEAR FIRST
                                                                            BECAME A          SHARES        PERCENT OF
            NAME AND PRINCIPAL OCCUPATION                     AGE           DIRECTOR         OWNED(1)        CLASS(2)
------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999:
------------------------------------------------------------------------------------------------------------------------
J. Harold Chandler                                            49              1995             17,469           .02
   Since November 1993--Chairman, President and Chief
         Executive Officer, Provident Companies, Inc.
         (Insurance company)
   From June 1993 to November 1993--President,
         MidAtlantic NationsBank and Maryland National
         Corporation
   From January 1992 to June 1993--President,
         NationsBank/Washington, D.C., Maryland, and N.
         Virginia
------------------------------------------------------------------------------------------------------------------------
William K. Brehm                                              69              1991             34,714           .04
   Chairman of the Board, SRA International, Inc.
         (Systems integrator and information technology
         consulting)
------------------------------------------------------------------------------------------------------------------------
Brian Griffiths, Lord Griffiths of Fforestfach                56              1991             55,003           .06
   International Advisor, Goldman Sachs International Limited
         and House of Lords, United Kingdom
         (International investment banking firm)
------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2000
------------------------------------------------------------------------------------------------------------------------
Ruth Alkema Reister                                           62              1985             73,244(6)        .08
   Private Investments and Civic and Charitable Activities
------------------------------------------------------------------------------------------------------------------------
Richard H. Ruch                                               68              1986            366,150(7)        .42
   From July 1995 to October 1995--Chairman of the Board,
         Herman Miller, Inc.
   From April 1992 to July 1995--Vice Chairman of the
         Board, Herman Miller, Inc.
------------------------------------------------------------------------------------------------------------------------
James R. Carreker                                             51              1997              8,165           .01
   Since October 1995-Chairman of the Board and CEO
         of Aspect Telecommunications Corp.
         (Telecommunications systems company)
   From  August 1985-October 1995-President and CEO
         of Aspect Telecommunications Corp.
------------------------------------------------------------------------------------------------------------------------

     (1) Shares shown for each director who is not an officer of the Company include 116,000 shares for Mr. Nelson; 36,000 shares for Mr. Crockett, and Ms. Reister; 42,000 shares for Mr. Griffiths; and 6,000 shares for Messrs. Pollard and Carreker, with respect to which the director has the right to acquire beneficial ownership under options exercisable within 60 days.
     (2) Percentages are calculated based upon shares outstanding, plus shares which the director has the right to acquire under stock options exercisable within 60 days.
     (3) Includes 1,612 shares owned of record and beneficially by Mr. Pollard's wife. Mr. Pollard disclaims beneficial ownership of these shares.
     (4) Includes 164,300 shares with respect to which Mr. Volkema has a right to acquire beneficial ownership under options exercisable within 60 days and 274,606 shares of restricted stock which are subject to forfeiture under certain conditions.
     (5) Shares are owned jointly by Mr. Nelson and his wife. Includes 4,800 shares owned of record and beneficially by Mr. Nelson's wife, with respect to which Mr. Nelson disclaims beneficial ownership.
     (6) Includes 4,800 shares owned by Mrs. Resister's husband. Mrs. Reister disclaims beneficial ownership of these shares.
     (7) Includes 12,000 shares with respect to which Mr. Ruch has a right to acquire beneficial ownership under options exercisable within 60 days. In addition, Mr. Ruch's wife owns 16,100 shares to which Mr. Ruch disclaims beneficial ownership and a Ruch Family Foundation Charitable Trust owns 29,770 shares to which Mr. Ruch disclaims beneficial ownership.

         Mr. Carreker also is a director of Aspect Telecommunication Corporation. Mr. Chandler is also a director of Provident Companies, Inc., AmSouth Bancorporation and Storage Technology Corp. Mr. Crockett served as a director of Cornerstone Imaging, Inc. and Metatec Corporation. Brian Griffiths, Lord Griffiths of Fforestfach, also is a director of The ServiceMaster Company. Mr. Nelson served as a trustee of The Cardinal Group. Mr. Pollard also is a director of The ServiceMaster Company and Provident Companies, Inc. Ms. Terrell also is a director of General Mills, Inc. and Sears, Roebuck & Co.

         The Board of Directors held four meetings during the last fiscal year. All of the directors attended at least 75 percent of the aggregate number of meetings of the Board and the Board committees on which they served.

         FINANCIAL AUDIT COMMITTEE. The Company has a Financial Audit Committee comprised of Richard H. Ruch (chair) and Dr. E. David Crockett. The Financial Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee approves fees paid for audit and nonaudit services by the independent public accountants. The committee also reviews the activities of the Company's internal auditors, determines EVA(R) performance each year, and reviews and recommends to the Board issues concerning the Company's dividend policies, capital expenditures, welfare benefits plans, and other related financial matters. The committee met three times during the last fiscal year.

         EXECUTIVE COMPENSATION COMMITTEE. The Company has an Executive Compensation Committee, comprised of J. Harold Chandler (chair), James R. Carreker, and Dorothy A. Terrell. The Executive Compensation Committee recommends to the Board the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of the Company's Chairman, Vice Chairman, and Chief Executive Officer, and acts as the administrative committee for the Company's employee stock option and long term incentive plans. The committee met four times during the last fiscal year.

         NOMINATING COMMITTEE. The Company has a Nominating Committee comprised of C. William Pollard (chair) and William K. Brehm. The Nominating Committee selects and presents to the Board candidates for election to fill vacancies on the Board. The committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, on or before the 60th day preceding the date of the annual meeting, including a description of the proposed nominee's qualifications, his or her consent to serve as a director, as well as other required data on the nominee and the shareholder submitting the proposal and other relevant biographical data, to C. William Pollard, at Herman Miller, Inc., 855 East Main Avenue, P.O. Box 302, Zeeland, Michigan 49464-0302. The committee met three times during the last fiscal year.


         EXECUTIVE COMMITTEE. The Company has an Executive Committee comprised of David L. Nelson (chair), William K. Brehm, C. William Pollard, Richard H. Ruch, and Michael A. Volkema. The Executive Committee acts from time to time on behalf of the Board in managing the business and affairs of the Company (except as limited by law or the Company's Bylaws), and is delegated certain assignments and functions by the Board of Directors. The Committee met three times during the last fiscal year.



             COMPENSATION OF BOARD MEMBERS AND NONEMPLOYEE OFFICERS

         The Company pays directors' fees to nonemployee directors at the rate of $32,500 per year, plus $1,000 per regular meeting and $1,500 per special committee meeting held at a time other than at the time of a Board meeting, and $750 per committee meeting held by video or teleconference. Directors may elect to receive a share grant, having a market value equal to the cash retainer, up to 100% of the retainer. If a share grant is selected, the director will receive a cash stipend of 25% of the value of the shares granted. No other amounts are payable for service on committees of the Board or for any other assignments that may be undertaken by a director as a director.

         In 1997, the Board established Director Stock Ownership Guidelines. These guidelines, like those of the management team, are intended to reinforce the importance of linking shareholder and director interests. Under these guidelines, each director is expected to reach a minimum level of share ownership which as a value equivalent to six (6) times the annual retainer fee of $32,500 or a minimum total ownership valued at $195,000.

         Mr. Nelson became the Chairman of the Board on October 30, 1995. For the 12 month period ending October 1998, Mr. Nelson agreed to devote at least 80 percent of his business time to the Board of Directors for the payment of $250,000 plus director fees, and an annual library allowance of $1,500. In addition, he will receive an annual benefit package of $10,000.

         The Company has in effect a stock option plan, approved and adopted by its shareholders, under which officers and directors who are not employees of the Company or its subsidiaries are granted options to purchase shares of the Company's common stock. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of the Company's common stock already owned by the optionee, or a combination of shares and cash. This Plan also provides for the grant of reload options, which allows optionees to purchase shares equal to the number of shares of common stock delivered in payment of the exercise price (and any corresponding tax liability). As a result, reload options may be granted automatically without any further action by the Board or the Company. A reload option contains the same terms as the original option except that the exercise price is required to equal the fair market value of the Company's stock at the date of grant of the reload option.


         In recent years, the grant of options was done annually in February of each year. However, the Board has elected to adjust the grant date to July, consistent with the timing of option grants to employees, subject to Board approval of any annual option awards. Accordingly, during fiscal 1998, no options were granted to nonemployee officers and directors. Reload options providing for the purchase of 60,208 shares were granted during fiscal 1998, each at an exercise price of $32.50, in accordance with the terms referenced above. On July 6, 1998, each director and officer of the Company who is not an employee was granted an option to purchase 3,000 shares of the Company's common stock at $29.75 per share, its fair market value at the date of grant. As a result, options for the purchase of 33,000 shares were granted.


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

GENERAL

         The Company has long recognized the importance of a well-founded executive compensation program and the role it plays in achieving the Company's short- and long-term objectives of promoting superior corporate performance, creating shareholder value, and maintaining fairness and relative equity in the compensation of and between its executives and all other employee-owners. The Executive Compensation Committee of the Board of Directors, which comprises three nonemployee directors, was established over 20 years ago to provide an ongoing review of the executive compensation program to ensure that it is structured and administered to support the Company's mission and strategy. The committee is responsible for recommendations to the full Board for several aspects of executive compensation, including the annual remuneration of the Company's Chief Executive Officer, which includes base salary, incentive pay, and equity-based compensation. In addition, the Committee also establishes the performance objectives for the annual executive incentive plan which covers the Chief Executive Officer, corporate officers, vice presidents, and directors at each of the Company's business units. The Company's Chief Executive Officer establishes the base salary of the Company's other executive officers.

COMPENSATION PHILOSOPHY

         The Company's compensation philosophy, as formulated by the Executive Compensation Committee and endorsed by the Board of Directors, is designed to engender and preserve a sense of fairness and equity among employees, shareholders and customers. Consistent with this philosophy, an Economic Value Added ("EVA"(R)) performance measurement and incentive compensation system has been created and implemented. This system, which is an internal measurement of operating and financial performance, has been shown by extensive independent market research to more closely correlate with shareholder value than any other performance measure.

         Beginning in fiscal 1997, the incentive compensation plans of corporate officers, vice presidents, and directors at each of the Company's business units were linked to the EVA(R)concept. Under the terms of the EVA(R) performance system, focus is shifted from budget performance to long-term continuous improvements in shareholder value. Each year, the EVA(R) target is raised over the actual EVA(R) earned the prior year by an improvement factor so that higher EVA(R)
                                      -13-
targets must be attained in order to earn the same level of incentive pay. This improvement factor is established by the Board of Directors for a period of three years. This year the Company's shareholders are being asked to approve the Company's Incentive Cash Bonus Plan which utilizes this EVA(R) performance measurement system to determine the amount of annual cash bonus compensation. A detailed description of this EVA(R) based incentive compensation system is included in that proposal.

         The Committee believes that the utilization of the EVA(R) measurement system, with its focus on maximizing the Company's return on capital investments relative to its cost of capital, will be a more effective means of evaluating and rewarding management performance. The Committee believes the adoption of the EVA(R) measurement system is consistent with its objective of endorsing an executive compensation program designed to:

            - Link a material portion of annual compensation directly to operating performance.
            - Promote achievement of long-term strategic goals and objectives.
            - Align the interests of executives with the long-term interests of the shareholders.
            - Attract, motivate, and retain executives of outstanding ability.

         EXECUTIVE STOCK OWNERSHIP REQUIREMENTS. The Board of Directors believes that significant stock ownership by management is of critical importance to the ongoing success of the Company since it closely links the interests of management and Company shareholders. To emphasize this, the Board adopted stock ownership requirements for approximately 150 executives, including all officers. Under these requirements, the CEO must own shares of Company stock which have an aggregate value of at least twelve (12) times his base salary. The other executives must own shares with an aggregate value of between one (1) and six
(6) times their base salaries. All participants must achieve their ownership requirement over a five to ten year period. The level of ownership and attainment period is determined by the executive's responsibility level and corresponding management position within the Company. Ownership for the purposes of the guidelines is defined to include shares owned by the executives, as well as shares held in profit sharing, 401(k) and deferred compensation accounts for his/her benefit. Stock options are not included in the calculation of an executive's total ownership.

         The Company has several equity-based compensation plans which serve as tools to assist executives in attaining their required levels of ownership. These plans include (1) the 1994 Long-Term Incentive Plan, under which stock options, restricted stock, reload options and other equity instruments may be granted, and (2) the 1994 Key Executive Stock Purchase Assistance Plan, which authorizes the Executive Compensation Committee to extend loans to selected executives to acquire shares of Company stock. Under the later plan, executives can earn repayment of a portion of the principal and interest due on these loans, provided that certain corporate performance goals are attained. Both of these plans have previously been approved by the Company's shareholders.

         In addition to these plans, the Company has a Key Executive Deferred Compensation Plan whereby executives can elect to defer a portion of the EVA(R) cash bonus and have it denominated in Company stock. For 1998 the Company also provided an incentive in the form of a premium denominated in Herman Miller common shares equal to 30 percent of the amount deferred up to a maximum of 50 percent of the cash bonus. Each year the Committee may adjust the premium percentage and the maximum amount of the deferral that is subject to the premium. The Committee believes that this program provides an additional opportunity and incentive for the key executives to increase their ownership level in the Company. Sixteen executives were elected to participate in this program for fiscal 1998 and deferred $2.3 million, which was invested in Company stock and received a premium totaling $650,000, which was also invested in Company stock.

         An executive's level of participation in each of these plans is directly related to the level of his or her ownership requirements. These plans have been designed and are intended to be used by executives to attain their required ownership levels and to build additional ownership. Failure by an executive to use the plans as tools to build their stock ownership may result in his or her reduced participation or withdrawal from further participation in the plans.

         During the past 4 years, approximately 150 executives have increased their ownership by 1.59 million shares as a result of their participation in these plans. Approximately 749,000 shares have been acquired by the exercise of options, 643,000 through the Stock Purchase Assistance Plan, and 196,000 through the Deferred Compensation Plan.


         In addition to the foregoing plans, stock ownership is also made available to all the Company's employees through the Employee Stock Purchase Plan and various Employee Ownership and Profit Sharing Plans.

COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

         The salaries of the Company's Chief Executive Officer and other executives are established on a performance-based evaluation system. Each executive officer's performance, except that of the Chief Executive Officer, is evaluated by his or her superior and reviewed by the Executive Compensation Committee. This review considers the employee's overall performance relative to the achievement of corporate objectives as well as individual contributions and achievements. This same evaluation system is applied to the Company's Chief Executive Officer by this committee.

         The Company's EVA(R) measurement system provides the basis for determining the award of both annual stock options and the formula for awarding cash incentive bonuses. As discussed earlier, the Herman Miller EVA(R) Incentive Compensation Plan is intended to more closely link incentive awards to the creation of shareholder wealth and to promote a culture of performance and ownership. The Executive Compensation Committee approves an expected annual improvement in EVA(R) for which a target bonus is paid for attaining performance which matches the annual planned improvement factor that has been established for a 3 year period by the Board of Directors. For the Company's Chief Executive Officer and other executives, the EVA(R) plan is intended to motivate growth above the expected annual improvement in EVA(R) with a straight line payoff profile offering a cash bonus award that has a unlimited upside potential, as well as unlimited downside potential. The potential for suffering a negative bonus is made possible because annual bonus awards are not fully paid out but instead are banked forward and put at risk with their full payout contingent upon continued successful performance.

         The Executive Compensation Committee also authorizes the grant of stock options to employees of the Company, including executive officers. Under the EVA(R) program, the Committee initially approves a target option grant which is then multiplied by the same bonus multiple that is applied to the target cash bonus. However, executives are limited by an upside potential of two times the target option grant and on the downside by a zero grant.

         During fiscal 1998 Mr. Michael A. Volkema, the Company's Chief Executive Officer, earned a base salary and cash bonus of $367,000, and $465,658, respectively, representing total cash compensation of $832,658. In addition, under the Key Executive Deferred Compensation Plan, Mr. Volkema elected to defer 50 percent of his EVA(R) cash bonus denominated in Herman Miller common stock. Mr. Volkema received a premium also denominated in Herman Miller common stock equal to 4,945 shares which vests over a three year period.

         In July 1998 Mr. Volkema was also awarded a stock option grant of 80,000 shares representing a multiple of two times his target option of 40,000. The Committee believes that the significant ownership position created by these actions will more closely align Mr. Volkema's interests with those of the shareholders. The size of the equity based compensation awards and the cash compensation reflect the Committee's evaluation and recognition of Mr. Volkema's contribution to the significant accomplishments and successes achieved by the Company in fiscal 1998.

         The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's CEO and the other four most highly paid executives. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted under the Company's LongTerm Incentive Plan, as well as compensation earned under the Company's 1994 Key Executive Stock Purchase Assistance Plan, are designed to qualify as performance-based compensation, thereby permitting the Company to deduct the related expenses. Moreover, subject to shareholder approval of the Company's Incentive Cash Bonus Plan, amounts paid under that plan are intended to qualify as performance-based compensation.

         J. Harold Chandler (Chair)
         James R. Carreker
         Dorothy A. Terrell

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation received by the Named Executives for each of the three fiscal years ended May 30, 1998, May 31, 1997, and June 1, 1996.


----------------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                            --------------------------------------------------------------------------------------
                                                                                               AWARDS                   PAYOUTS
                                                                              ----------------------------------------------------
                                                                                                      SECURITIES
                                                                                 RESTRICTED STOCK     UNDERLYING         LTIP
      NAME AND PRINCIPAL              YEAR    SALARY(1)   BONUS(2)      OTHER         AWARDS         OPTIONS/SARS     PAYOUTS(4)
           POSITION                              ($)         ($)         ($)            ($)             (#)(3)            ($)
----------------------------------------------------------------------------------------------------------------------------------
Michael A. Volkema,                   1998      367,000     465,658      -0-        -0-               80,000           809,377
 President & Chief Executive          1997      352,900     316,783      -0-        -0-               80,000           631,765
 Officer                              1996      357,771     274,269      -0-     1,435,000(6)         80,000           592,745
----------------------------------------------------------------------------------------------------------------------------------
Andrew C. McGregor,                   1998      220,000     189,300      -0-        -0-               40,000           154,308
 Executive Vice President,            1997      205,000     129,261    84,145    108,375(7)           40,000           125,329
 President Herman Miller              1996      194,923     185,317      -0-        -0-               48,000           125,652
Choices
----------------------------------------------------------------------------------------------------------------------------------
Brian C. Walker.                      1998      210,000     183,964      -0-        -0-               40,000           160,461
  Executive Vice President, Chief     1997      195,000     122,860      -0-     108,375(6)           40,000           126,092
  Financial Officer and Treasurer     1996      137,307     128,024      -0-        -0-               48,000           122,035
----------------------------------------------------------------------------------------------------------------------------------
Christopher A, Norman,                1998      213,079     174,444      -0-        -0-               40,000           108,272
 Executive Vice President,            1997      205,000     109,793      -0-     108,375(6)           20,000            91,732
 Information Services and Chief       1996      207,692     180,930      -0-        -0-               24,000            91,966
 Information Officer
----------------------------------------------------------------------------------------------------------------------------------
Robert I. Frey,(8)                    1998      205,000     129,729      -0-        -0-               40,000           165,247
 Executive Vice President,            1997      115,384      56,153     57,569      -0-               40,000           110,399
 Herman Miller International          1996       -0-         -0-         -0-        -0-                 -0-               -0-
----------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------
                                            ALL OTHER
      NAME AND PRINCIPAL                  COMPENSATION(5)
           POSITION                             ($)
------------------------------------------------------------
Michael A. Volkema,                             5,643
 President & Chief Executive                    4,199
 Officer                                        2,718
------------------------------------------------------------
Andrew C. McGregor,                             9,598
 Executive Vice President,                      7,433
 President Herman Miller                        6,099
Choices
------------------------------------------------------------
Brian C. Walker.                                6,348
  Executive Vice President, Chief               4,724
  Financial Officer and Treasurer               2,837
------------------------------------------------------------
Christopher A, Norman,                          7,759
 Executive Vice President,                      5,774
 Information Services and Chief                 4,551
 Information Officer
------------------------------------------------------------
Robert I. Frey,(8)                              3,002
 Executive Vice President,                       -0-
 Herman Miller International                     -0-
------------------------------------------------------------

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code. Includes 52 weeks of compensation for all three years, consistent with the Company's fiscal year.
(2) Represents amounts earned under the Company's Earned Share Bonus Plan and Executive Incentive Plan, but excludes amounts foregone at the election of the Named Executives and payable in shares of the Company's common stock under the Key Executive Deferred Compensation Plan, as reported in the Long-Term Incentive Plan table.
(3) The options reflected as being granted in fiscal 1997 and 1998 were awarded in the following fiscal year but relate to fiscal 1997 and 1998 performance, respectively.
(4) Represents amounts earned under the Company's Key Executive Stock Purchase Assistance Plan and applied to the repayment of loans made thereunder.
(5) Includes amounts attributable during fiscal 1998 to benefit plans of the Company as follows: (a) amounts contributed by the Company pursuant to the Company's profit sharing plan for the account of Messrs. Volkema, McGregor, Walker, Norman, and Frey were $5,643; $8,464; $6,348; $7,759; and $3,002, respectively; and (b) payments by the Company in fiscal 1998 of premiums for life insurance for the benefit of Mr. McGregor was $1,134.
(6) This amount represents the value of 120,000 and 80,000 shares of the Company's common stock (based on the closing price on the date of grant of $6.625 and $8.00 per share, respectively) granted to Mr. Volkema under the terms of two Incentive Share Grant Agreements. Mr. Volkema elected to use 28 percent of his grants to pay his federal taxes on these grants which resulted in his receipt (net of taxes) of 86,400 and 57,600 shares, respectively. The shares are subject to forfeiture provisions which lapse as the number of shares become vested each year over a five- or six-year period. The minimum annual rate of vesting is 10% of the total shares granted during the first five years following the date of grant, with the balance vesting at the end of the sixth year (fiscal 2001 and 2002, respectively). The rate of vesting may be accelerated if certain corporate performance goals are achieved, which would permit full vesting not earlier than fiscal 2000 and 2001, respectively. Dividends are payable on the restricted shares at the same rate as dividends on the Company's common stock. At May 30, 1998, the value of the 69,120 restricted shares held by Mr. Volkema based on the closing price of the Company's common stock on that date ($27.6875 per share) equaled $1,913,760.

(7) The amount represents the value of 6,000 shares of the Company's common stock (based on the closing price on the date of grant of $18.0625) granted to Mr. McGregor, Mr. Norman and Mr. Walker under the terms of their respective Share Grant Agreements. Each elected to use 45% of the grant to pay federal and state taxes, which resulted in a net receipt of 3,300 shares to each participant. The shares are subject to the same provisions described in footnote (5) above. Full vesting would occur not earlier than fiscal 2002 and no later than fiscal 2003. At May 30, 1998, the value of each participant's 2,640 restricted shares based on the closing price of the Company's common stock on that date ($27.6875 per share) equaled $73,095.
(8)      Mr. Frey's employment with the Company began in November 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on options granted to the Named Executives during the year ended May 30, 1998.

----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENTAGE OF
                                              NUMBER OF       TOTAL OPTIONS
                                             SECURITIES        GRANTED TO         EXERCISE OR                         GRANT DATE
                                             UNDERLYING       EMPLOYEES IN        BASE PRICE        EXPIRATION          PRESENT
                    NAME                       OPTIONS         FISCAL YEAR      (PER SHARE)(3)         DATE             VALUE(4)
----------------------------------------------------------------------------------------------------------------------------------
Michael A. Volkema                              80,000(1)          5.21%             $19.88            7/08/07           $
                                                38,336(2)          2.50%             $25.81            5/17/05           $
                                                45,964(2)          2.99%             $25.81            5/15/06           $
----------------------------------------------------------------------------------------------------------------------------------
Andrew C. McGregor                              40,000(1)          2.61%             $19.88            7/08/07           $
                                                22,222(2)          1.45%             $32.50            5/17/05           $
                                                22,136(2)          1.44%             $25.81            5/15/06           $
----------------------------------------------------------------------------------------------------------------------------------
Brian C. Walker                                 40,000(1)          2.61%             $19.88            7/08/07           $
                                                26,010(2)          1.69%             $25.81            7/10/05           $
                                                17,822(2)          1.16%             $25.81            5/15/06           $
----------------------------------------------------------------------------------------------------------------------------------
Christopher A. Norman                           40,000(1)          2.61%             $19.88            7/08/07           $
                                                15,720(2)          1.02%             $25.81            5/17/05           $
                                                26,010(2)          1.69%             $25.81            5/15/06           $
----------------------------------------------------------------------------------------------------------------------------------
Robert I. Frey                                  40,000(1)          2.61%             $19.88            7/08/07           $
----------------------------------------------------------------------------------------------------------------------------------


(1) Indicates number of shares that may be purchased pursuant to options granted under the Company's 1994 Long-Term Incentive Plan. The Company granted options on July 8, 1997, October 1, 1997, January 20, 1998, and March 17, 1998, totaling 1,089,000, 13,000, 46,226, and 7,950 shares, respectively, to eligible employees to the Company and its subsidiaries. In general, options may not be exercised in full or in part prior to the expiration of one year from the date of grant.

(2) Reflects options granted as part of the Company's reload program which grants reload options when an employee exercises options by trading in already owned shares. The employees received new options equal to the shares that were traded in. The reload options retain the expiration date of the original option but the exercise price equals the fair market value of the Company's common stock on the date of grant of the reload option.

(3) The exercise price equals the prevailing market price of the Company's common stock on the date of grant. The exercise price may be paid in cash or by delivery of previously owned shares, or a combination of cash and previously owned shares.

(4) For the options expiring on May 17, 2005, July 10, 2005, May 15, 2006, and July 8, 2007, the values reflect standard application of the Black-Scholes option pricing model based on (a) expected stock price volatility of .3404, (b) risk free rate of return of 6.42%, 6.42%, 6.45%, and 6.03%, respectively, (c) a cash dividend yield of .5%, and
         (d) an expected time of seven to ten years to exercise. The actual value, if any, of the options granted is dependant upon the market values of the Company's common stock subsequent to the date the options become exercisable.

   AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1998 AND YEAR END OPTION VALUES

         The following table provides information on the exercise of stock options during fiscal 1998 by the Named Executives and the number and value of unexercised options at May 30, 1998.


----------------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities              Value of Unexercised
                                                               Underlying Unexercised             In the Money Options
                                                               Options at May 30, 1998             at May 30, 1998(2)
                                Shares
                               Acquired
                                  on            Value
           Name                Exercise      Realized(1)     Exercisable    Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Michael A. Volkema            160,000       $3,070,000            0        164,300         $       0        $783,063

Andrew C. McGregor            136,612        2,968,177       35,388         84,358           776,765         354,005

Brian C. Walker                88,000        1,640,000            0         83,832                 0         394,685

Christopher A. Norman         130,400        2,437,123            0         81,730                 0         390,744

Robert I. Frey                    -0-            -0-         28,000         40,000           467,250         312,500
----------------------------------------------------------------------------------------------------------------------------------


     (1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee.
     (2) Values are based on the difference between the closing price of the Company's common stock on May 30, 1998 ($27.6875) and the exercise prices of the options.



              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR


----------------------------------------------------------------------------------------------------------------------------------
                         NAME                                                                     PERFORMANCE
                                                                    NUMBER OF                      OR OTHER
                                                                  SHARES, UNITS                  PERIOD UNTIL
                                                                    OR OTHER                      MATURATION
                                                                  RIGHTS (#)(1)                  OR PAYOUT(2)
----------------------------------------------------------------------------------------------------------------------------------
         Michael A. Volkema                                21,430                                   3 years
----------------------------------------------------------------------------------------------------------------------------------
         Andrew C. McGregor                                 8,507                                   3 years
----------------------------------------------------------------------------------------------------------------------------------
         Brian C. Walker                                    8,114                                   3 years
----------------------------------------------------------------------------------------------------------------------------------
         Christopher A. Norman                              7,812                                   3 years
----------------------------------------------------------------------------------------------------------------------------------
         Robert I. Frey                                     8,349                                   3 years
----------------------------------------------------------------------------------------------------------------------------------

     (1) Represents the number of units credited to an employee's account under the terms of the Company's Key Executive Deferred Compensation Plan (the "Plan"). Under the terms of the Plan, participants may elect to defer all or a portion of their EVA(R) cash incentive bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the end of the month in which the bonus would have been paid to the employee. Stock units are payable only in shares of the Company's common stock. Includes the following number of units credited to each of the Named Executives premium account, as described in footnote (2): Michael A. Volkema - 4,945; Andrew C. McGregor - 1,963; Brian C. Walker - 1,872; Christopher A. Norman - 1,803; and Robert I. Frey - 1,670.
     (2) Each year the Company's Executive Compensation Committee establishes the maximum percentage of EVA(R) cash bonus that may be deferred, the maximum amount of EVA(R) cash incentive which may be subject to a premium percentage, and the amount of the premium percentage. For fiscal 1998, the maximum percentage of EVA(R) bonus that is subject to a premium percentage was 50%, and the premium percentage was established at 30%. Stock units credited to a participant's account due to the premium percentage are credited to a separate premium account, which vests at the rate of 33-1/3%, beginning on the first anniversary of the deferral, and each anniversary thereafter, provided that the participant is an employee of the Company. The plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination due to a change in control, as defined in the Company's Plan for Severance Compensation After Hostile Takeover, as amended and restated.

                               PENSION PLAN TABLE

         The following table sets forth the estimated annual benefits payable upon normal retirement at age 65, on May 30, 1998, to persons in specified compensation and years of service classifications under the Company's Retirement Income Plan. Projected benefits are computed on a straight line annuity basis, and such benefits are in addition to any amounts which may be received under the Social Security Act. Under current tax rates, annual benefits payable at retirement may not exceed $130,000.


                                                              YEARS OF BENEFIT SERVICE(2)
                                                  -------------------------------------------------------
         AVERAGE ANNUAL
         COMPENSATION(1)                   20               25                30               35               40
                                         ------           ------            ------           ------          -------
         $150,000................       52,277           65,346             78,415           91,484           104,553
         $180,000................       63,377           79,221             94,065          110,909           126,753
         $210,000................       74,477           93,096            111,715          129,334           148,953
         $240,000................       85,577          106,971            128,365          149,759           171,153
         $270,000................       96,677          120,846            144,015          168,184           193,353
         $300,000................      107,777          134,721            161,665          188,609           215,553

     (1) Average annual compensation is determined under the Retirement Income Plan by the average of the five highest consecutive years of annual compensation (the amounts included under the columns "Salary" and "Bonus" in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $160,000 for fiscal 1998.
     (2) The Named Executives have credited years of service and "average annual compensation" under the Retirement Income Plan as follows: Michael A. Volkema, 3 years - $604,732, Andrew C. McGregor, 23 years - $289,898, Brian C. Walker, 9 years - $192,492, Christopher A. Norman, 19 years - $327,694, Robert I. Frey, 2 years - $191,907.


                               OTHER ARRANGEMENTS

         The Company maintains a Salary Continuation Plan, which provides that an officer's base salary (as shown in the "Salary" column of the Summary Compensation Table) will be continued for twelve months after termination of the officer's employment. Under this plan, benefits terminate if the officer performs services for a competitor of the Company, and benefits are offset for any noncompetitor payments for services. No benefits are payable under the plan if an officer dies, retires, voluntarily terminates employment, or is terminated for malfeasance.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock with that of the cumulative total return of the Standard & Poor's 500 Stock Index and the NASD Non-Financial Index for the five year period ended May 30, 1998. The following information is based on an annual investment of $100, on May 28, 1993, in the Company's common stock, the Standard & Poor's 500 Stock Index and the NASD Non-Financial Index, with dividends reinvested.

TOTAL SHAREHOLDER RETURN HERMAN MILLER, INC.







                       [PERFORMANCE GRAPH APPEARS HERE]













----------------------------------------------------------------------------------------------------------------------------------
                                     1993            1994           1995           1996            1997           1998
----------------------------------------------------------------------------------------------------------------------------------
NASD Non-Financial                    100             103            123            180             195            244
S&P 500 Index                         100             104            125            161             209            272
Herman Miller, Inc.                   100             99             89             128             299            465
----------------------------------------------------------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and officers, as well as any person holding more than 10 percent of its common stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for one late report, each, filed by Gary VanSpronsen, Gene Miyamoto, and James DeBoer, each covering one transaction.

                   SHAREHOLDER PROPOSALS--1999 ANNUAL MEETING

         Any shareholder proposal intended to be presented at the next annual meeting of the Company must be received by the Company at 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302 not later than April 21, 1999, if the shareholder wishes the proposal to be included in the Company's proxy materials relating to the meeting.

         In addition, the Company's Bylaws contain certain notice and procedural requirements applicable to director nominations and shareholder proposals, irrespective of whether the proposal is to be included in the Company's proxy materials. A copy of the Company's Bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

                                  MISCELLANEOUS

         If any matters, other than the matters set forth herein, properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares thereby represented in accordance with their judgment.

         The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by a few regular employees of the Company without additional compensation. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

         The annual report of the Company for the fiscal year ended May 30, 1998, including financial statements, is being mailed to shareholders with this proxy statement.

         Shareholders are urged to date and sign the enclosed proxy and return it promptly to the Company in the enclosed envelope.

         Questions related to your holdings can be directed as follows:

                  First Chicago Trust Company of New York
                  PO Box 2500
                  Jersey City, NJ  07303-2500
                  Phone:  1 800 446 2617

By Order of the Board of Directors
James N. De Boer, Jr., Secretary of the Board
August 18, 1998.

                                   APPENDIX A

                               HERMAN MILLER, INC.
                            INCENTIVE CASH BONUS PLAN

SECTION 1. PURPOSES OF THE PLAN.

         The purpose of the Plan is to more closely link incentive cash compensation to the creation of shareholder wealth. The Plan is intended to foster a culture of performance and ownership, promote employee accountability, and establish a framework of manageable risks imposed by variable pay. The Plan is also intended to reward long-term, continuing improvements in shareholder value with a share of the wealth created.

SECTION 2. DEFINITION.

         "Actual Improvement" means the annual, certified change in EVA, as determined under Section 4(b)(1) of the Plan, which can be positive or negative.

         "Annual Salary" means, with respect to a Participant, his or her annual base salary earned in a particular fiscal year of the Company.

         "Board" means the Board of Directors of the Company.

         "Bonus Amount" means the amount of a Participant's Earned Bonus and, if applicable, any amounts credited to a Participant's Bonus Reserve Account, which is payable to a Participant under Section 5 of the Plan.

         "Bonus Interval" means the amount of EVA growth or diminution as a variance from Expected Improvement that would either (i) result in the doubling of the Target Bonus for EVA performance above Expected Improvement; or (ii) result in the realization of no Target Bonus for EVA performance below Expected Improvement.

         "Bonus Reserve Account" means the amount of a Plan Participant's Earned Bonus that is not paid under Section 5 of the Plan.

         "Change in Control" means the first to occur of any one of the events described below:

                  (a) Stock Acquisition. Any "person", as such term is used in
         Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act"), other than the Company or a Subsidiary, or a trustee of any employee benefit plan sponsored solely by the Company or a Subsidiary is or becomes, other than by purchase from the Company, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of shares of Common Stock or other securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities.

                  (b) Change in Board. During any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "Code" means the Internal Revenue Code, as amended.

         "Committee" means the Executive Compensation Committee of the Board, or any successor Committee thereto.

         "Common Stock" means the shares of Common Stock of the Company.

         "Company" means Herman Miller, Inc., a Michigan corporation.

         "Cost of Capital" means the Company's cost of equity plus its cost of debt, expressed as a percentage, as determined by the Committee in a manner consistent with the Manual; the Company's Capital Charge shall mean the cost of capital multiplied by the Company's aggregate capital, as determined by the Committee in a manner consistent with the manual.

         "Disability" means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

         "Earned Bonus" means the annual bonus amount earned by a Participant for a Plan Year, as determined under Section 4 of the Plan.

         "Expected Improvement" means the targeted improvement in annual EVA growth for the Target Bonus Percentage to be earned in full.

         "EVA" means the economic value added of the Company determined each Plan Year by deducting the Company's Capital Charge from NOPAT, as determined by the Board or a Committee thereof, consistent with the terms of the Manual.

         "EVA Bonus Factor" means the multiple determined in accordance with
Section 4(b)(3) of the Plan for purposes of determining a Participant's Earned Bonus.

         "Manual" means the Herman Miller EVA(R) Management System Technical Manual.

         "NOPAT" means the Company's pretax profit, as determined from the Company's audited financial statements, and as adjusted by the Committee in a manner consistent with the Manual.

         "Participant" means an employee of the Company or a Subsidiary determined by the Committee to be eligible to participate in the Plan for a Plan Year.

         "Plan" means the Herman Miller, Inc. Incentive Cash Bonus Plan.

         "Plan Year" means the fiscal year of the Company.

         "Retirement" means the termination of a Participant's employment with the Company or a Subsidiary after a Participant attains normal retirement age as established by the Committee.

         "Subsidiary" means any corporation at least eighty percent 80 percent of the outstanding voting stock of which is owned by the Company.

         "Target Bonus" means the annual bonus a Participant would earn, if any, for a Plan Year (the "Earned Bonus") if Actual Improvement equaled Expected Improvement, determined by multiplying a Participant's Annual Salary for that Plan Year by the Participant's Target Bonus Percentage for that Plan Year.

         "Target Bonus Percentage" means the percentage of a Participant's Annual Salary, as established or approved by the Committee for purposes of determining a Participant's Target Bonus.

SECTION 3. ADMINISTRATION.

         (a) The Committee. The Committee shall be responsible for administering the Plan. The Committee shall be comprised of three or more members of the Board, each of whom shall be an "outside director" as that term is used in
Section 162(m) of the Code and the regulations promulgated thereunder.

         (b) Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan, to determine those employees of the Company and its Subsidiaries who are eligible to participate in the Plan, and adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. The Committee may employ attorneys, consultants, accountants, and other persons. The Board, Committee, the Company, and its officers shall be entitled to rely upon the advice or opinion of such persons.

         (c) Binding Effect of Committee Actions. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan. All members of the Committee shall be fully protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination, or interpretation.

         (d) Annual Certification. Each year prior to payment of a Bonus Amount, the Committee shall certify that the performance requirements of the Plan have been satisfied in accordance with Section 4(a)(2) of the Plan and Section 162
(m) of the Code..

SECTION 4.  DETERMINATION OF EARNED BONUS.

         (a)      Determination of EVA and Actual Improvement.

                  (1) Beginning of Year Determinations. Prior to the commencement of each Plan Year, the following determinations shall be made in accordance with the Manual:

                           (i) The Board of Directors or a committee of the
                  Board of Directors shall determine the Company's EVA as of the beginning of the Plan Year.

                           (ii) The Committee shall determine or approve Target
                  Bonus Percentages for each Participant and the Company's Cost of Capital for the Plan Year.

                           (iii) The Committee shall establish the Expected
                  Improvement and the Bonus Interval for each Plan Year, which standards may each be set by the Committee for one to three Plan Years.

                  (2) Year-End Determinations. As of the end of each Plan year the following determinations shall be made:

                           (i) The Board of Directors or a committee of the
                  Board of Directors shall determine the Company's EVA as of the end of the Plan Year and the resulting Actual Improvement.

                           (ii) The Committee shall review, approve, and certify
                  the determination of EVA and Actual Improvement under (2)(i) above.

                           (iii) The Committee shall approve and certify the
                  determination of the EVA Bonus Factor for each Plan Year, consistent with the terms of the Plan and the Manual.

         (b) Determination of Earned Bonus. Each Participant shall be credited with an Earned Bonus, if any, for a Plan Year according to the following:

                  (1) The Actual Improvement in EVA ("Actual Improvement"), for a Plan Year shall be determined by subtracting the EVA for the immediately preceding Plan Year from the EVA for the Plan Year;

                  (2) If the Actual Improvement exceeds the Expected Improvement, the amount of that excess shall be the "Excess Improvement";

                  (3) If the Expected Improvement exceeds the Actual Improvement, the amount of that excess shall be the Shortfall;

                  (4) The EVA Bonus Factor shall be determined by comparing the Excess Improvement or Shortfall to the Expected Improvement and Bonus Interval, according to the following:

                           (i) If the Actual Improvement equals the Expected
                  Improvement, the EVA Bonus Factor shall equal one (1).

                           (ii) If the Actual Improvement exceeds the Expected
                  Improvement, the EVA Bonus Factor shall equal (a) the Excess Improvement divided by the Bonus Interval, plus (b) one (1).

                           (iii) If the Actual Improvement is less than the
                  Expected Improvement, the EVA Bonus Factor shall equal (a) the Shortfall (expressed as a negative number) divided by the Bonus Interval, plus (b) one (1).

                  (5) The Earned Bonus for each Participant shall equal the Participant's Target Bonus, multiplied by the EVA Bonus Factor, which shall be payable by the Company in accordance with Section 5 of this Plan.

SECTION 5. PAYMENT OF EARNED BONUS.

         (a) Bonus Reserve Account Determination. Each Participant shall have a Bonus Reserve Account to which the Earned Bonus shall be credited. Each year the Bonus Reserve Account shall be increased by the amount of any positive Earned Bonus or decreased by the amount of any negative Earned Bonus. The Earned Bonus payable to a Participant as of the end of a Plan Year ("Bonus Amount") shall be based upon the Participant's Bonus Reserve Account as of the end of each Plan Year.

         (b) Determination of Bonus Amount. Each Year, after first crediting the Participant's Bonus Reserve Account with the Participant's Earned Bonus (which may be positive or negative), the Company shall pay each Participant a bonus equal to the sum of the Participant's Target Bonus, plus one-third of the Participant's Bonus Reserve Account balance as of the end of that Year; provided that the Bonus Amount may not exceed the Participant's Bonus Reserve Account. If the amount in a Participant's Bonus Reserve Account as of the end of a Plan Year is less than the Participant's Target Bonus, the entire amount of the Participant's Bonus Reserve Account shall be paid. No Bonus Amount shall be payable to a Participant unless and until the Participant has a positive balance in his or her Bonus Reserve Account as of the end of the Plan Year. The Bonus Amount shall be paid by the Company within thirty (30) days following the Committee's certification of the EVA Bonus Factor.

         (c) Allocation of EVA Bonus Factor. A Participant's Earned Bonus may be based upon the EVA Bonus Factor for the Company only, or at the discretion of the Committee, a Participant's Earned Bonus may be based upon the EVA Bonus Factor for a particular division, operation, or subsidiary of the Company, or combination thereof as determined by the Committee.

         (d) Payment Upon Death, Retirement or Disability. In the event of a Participant's termination of employment by the Company due to death, Retirement or Disability, the Participant's Bonus Reserve Account shall be credited as of the end of the Plan Year in which termination occurs (the "Termination Year"), with an Earned Bonus determined in accordance with Section 4 of the Plan, multiplied by a fraction (the "Completion Multiple"), the numerator of which shall equal the total number of days during the Termination Year in which the Participant was employed by the Company, and the denominator of which shall be
365. The Bonus Amount for the Termination Year shall be determined in accordance with Section 5(b) above, except that the Participant's Target Bonus shall first be multiplied by the Completion Multiple. Thereafter, following the payment, if any, of the Bonus Amount for the Termination Year, the full amount of the Participant's Bonus Reserve Account (if a positive balance then exists) shall be paid by the Company to the former Participant, or in the event of his or her death, to his or her estate or designated beneficiary, in one lump sum within the time frame set forth in Section 5(b) of the Plan.

         (e) Termination of Employment for Reasons Other Than Death, Retirement or Disability. In the event of the termination of a Participant's employment by the Company for reasons other than death, Retirement or Disability, the Participant's Bonus Reserve Account shall be credited, as of the end of the Plan Year in which termination occurs (the "Termination Year"), with an Earned Bonus in accordance with Section 4 of the Plan, multiplied by the Completion Multiple. The Bonus Amount for the Termination Year shall be determined in accordance with
Section 5(b) above, except that the Participant's Target Bonus shall first be multiplied by the Completion Multiple. Thereafter, following the payment, if any, of the Bonus Amount for the Termination Year, an amount equal to fifty percent (50%) of the Participant's Bonus Reserve Account (if a positive balance then exists) shall be paid by the Company in one lump sum or in annual payments not to exceed two (2) years, and the balance of the Bonus Reserve Account shall be forfeited. In the event a Participant's employment is terminated due to violations of Company policy, the entire amount credited, if any, to the Participant's Bonus Reserve Account shall be forfeited and no Bonus Amount shall be paid.

         (f) Leave of Absence; Ineligibility. If during any Plan Year a Participant has an authorized leave of absence, the amount of his or her Earned Bonus shall be determined in accordance with Section 4 of the Plan, multiplied by a fraction, the numerator of which shall equal the total number of days of the Plan Year a Participant is not on leave of absence, and the denominator of which shall equal 365.

         (g) Ineligibility. If an employee's participation in the Plan is terminated for reasons other than set forth in Section 5(d) through 5(f), whether due to changes in the Participant's employment status with the Company or a Subsidiary, or due to employment with an affiliate of the Company that is not a Subsidiary, (i) the amount of his or her Earned Bonus shall be determined in accordance with Section 5(d) of the Plan, whereby the Termination Year shall be the Plan Year in which participation in the Plan terminates and the numerator of the Completion Multiple shall equal the total number of days during the Termination Year in which the employee was a Participant in the Plan, and (ii) the entire amount of the Bonus Reserve Account shall be paid to the former Participant on or before the 60th day following the end of the Termination Year.

SECTION 6. GENERAL PROVISIONS.

         (a) No Right to Employment. No Participant or other person shall have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any Earned Bonus or Bonus Reserve Account.

         (b) Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

         (c) Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Earned Bonus or Bonus Reserve Account under the Plan.

         (d) Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding the Plan, as may be required by any applicable statute, rule, or regulation.

         (e) Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the state of Michigan and applicable federal law.

SECTION 7. AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may, from time to time, amend the Plan in any respect, or may discontinue or terminate the Plan at any time, provided, however, that:

         (a) No amendment, discontinuance or termination of the Plan shall alter or otherwise affect the amount credited to a Participant's Bonus Reserve Account or affect the amount of an Earned Bonus earned through the date of termination;

         (b) Without the approval of the Company's shareholders, no amendment shall be made which would replace the EVA performance measurement system for purposes of determining Earned Bonuses under the Plan, provided that the Board or Committee shall have the authority to adjust and establish Expected Improvement, Bonus Intervals, Target Bonus Percentages, and other criteria utilized in the EVA performance measurement system; and

         (c) In the event of the termination of this Plan, the full amount, if any, then credited to a Participant's Bonus Reserve Account shall be paid in full within ninety (90) days following the effective date of termination. If the Plan is terminated prior to the end of a Plan Year, Earned Bonuses for that Plan Year shall be determined and paid in accordance with Section 5(d) of the Plan. In the event the Plan is terminated following a Change in Control, Earned Bonuses shall be determined in accordance with Section 5(d) of the Plan, except that the Completion Multiple shall be one (1) and the Earned Bonuses shall be paid at the effective time of the Change in Control.

                               HERMAN MILLER, INC.


                            LONG-TERM INCENTIVE PLAN

                         (AS AMENDED SEPTEMBER 29, 1998)
















                                   APPENDIX I

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE 1:  ESTABLISHMENT AND PURPOSE OF THE PLAN.....................        1

     1.1   Establishment of the Plan..................................        1
     1.2   Purpose of the Plan........................................        1
     1.3   Term of Plan...............................................        1

ARTICLE 2: DEFINITIONS................................................        1

ARTICLE 3: ADMINISTRATION.............................................        3

     3.1   The Committee..............................................        3
     3.2   Committee Authority........................................        3

ARTICLE 4: COMMON STOCK SUBJECT TO THE PLAN...........................        5

ARTICLE 5: ELIGIBILITY................................................        5

ARTICLE 6: STOCK OPTIONS..............................................        6

     6.1   Options....................................................        6
     6.2   Grants.....................................................        6
     6.3   Incentive Stock Options....................................        6
     6.4   Terms of Options...........................................        6
     6.5   Reload Options.............................................        9

ARTICLE 7: STOCK APPRECIATION RIGHTS..................................        9

     7.1   Grant of SARs..............................................        9
     7.2   Payment of SAR Amount......................................       10
     7.3   Nontransferability.........................................       10

ARTICLE 8: RESTRICTED STOCK...........................................       10

     8.1   Awards of Restricted Stock.................................       10
     8.2   Awards and Certificates....................................       10
     8.3   Restrictions and Conditions................................       11

ARTICLE 9:  PERFORMANCE SHARES........................................       12

     9.1    Award of Performance Shares...............................       12
     9.2    Terms and Conditions......................................       12

ARTICLE 10: OTHER STOCK-BASED AWARDS..................................       13

    10.1    Other Awards..............................................       13
    10.2    Terms and Conditions......................................       13

ARTICLE 11: TERMINATION OR AMENDMENT OF THE PLAN......................       14

ARTICLE 12: UNFUNDED PLAN.............................................       14

ARTICLE 13: ADJUSTMENT PROVISIONS.....................................       14

    13.1    Antidilution..............................................       14
    13.2    Change in Control.........................................       15
    13.3    Adjustments by Committee..................................       15

ARTICLE 14: GENERAL PROVISIONS........................................       15

    14.1    Legend....................................................       15
    14.2    No Right to Employment....................................       15
    14.3    Withholding of Taxes......................................       15
    14.4    No Assignment of Benefits.................................       16
    14.5    Governing Law.............................................       16
    14.6    Application of Funds......................................       16
    14.7    Rights as a Shareholder...................................       16

                               HERMAN MILLER, INC.
                            LONG-TERM INCENTIVE PLAN
                          (AS AMENDED JANUARY 7, 1997)

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

         1.1 Establishment of the Plan. Herman Miller, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Herman Miller, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1994 Annual Meeting of Shareholders, the Plan shall become effective as of October 6, 1994 (the "Effective Date").

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees.

         1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                    ARTICLE 2
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings set forth below:

         2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

         2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

         2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

         2.4      "Board" shall mean the Board of Directors of the Company.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

         2.7 "Common Stock" shall mean the Common Stock, $.20 par value per share, of the Company.

         2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

         2.9 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

         2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

         2.12 "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC.

         2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

         2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

         2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

         2.16 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

         2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

         2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

         2.19 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

         2.20 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

         2.21 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

         2.22 "Restricted Stock" shall mean an Award granted to a Participant under Article 8 of this Plan.

         2.23 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

         2.24 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

         2.25 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director.

         3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary, provided that Awards covering more than fifteen percent (15%) of Plan Shares shall not be made to any one employee. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

                  (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

                  (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

                  (c) To determine the number of shares of Common Stock to be covered by each Award;

                  (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

                  (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

                  (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

                  (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 10,000,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or cancelled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan:

                  (1) Any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options;

                  (2) Options withheld to pay the exercise price or tax withholding obligations; and

                  (3) The number of Shares repurchased by the Company in the open market or otherwise having an aggregate purchase price no greater than the cash proceeds received by the Company from the sale of shares of the Company's stock under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

         The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                    ARTICLE 6
                                  STOCK OPTIONS

         6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

         6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

         6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

         6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

                  (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

                  (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

                  (d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

                  (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

                  (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

                  (g) Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three
         (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

                  (h) Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of five (5) years following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

                  (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within five (5) years after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(h), at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

                  (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g),
         (h) or (i) is applicable shall terminate upon expiration of such exercise period.

                  (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

         6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

         7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 7.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

         7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

         7.3 Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

                                    ARTICLE 8
                                RESTRICTED STOCK

         8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

         8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

                  (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

                  (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Herman Miller, Inc. Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated _____________________. Copies of such Plan and Agreement are on file in the offices of the Company, 855 East Main Avenue, Zeeland, Michigan 49464."

                  (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

                  (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than four (4) consecutive years thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

                  (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

                  (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

                  (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 9
                               PERFORMANCE SHARES

         9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

         9.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

                  (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

                  (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

                  (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

                  (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.


                                   ARTICLE 10
                            OTHER STOCK-BASED AWARDS

         10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

         10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

                  (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

                  (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

                  (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

                  (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

                                   ARTICLE 11
                      TERMINATION OR AMENDMENT OF THE PLAN

         The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 13.1); (ii) change the definition of employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(c) of the Plan; or (v) otherwise materially increase the benefits accruing to Participants under the Plan. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 12
                                  UNFUNDED PLAN

         This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 13
                              ADJUSTMENT PROVISIONS

         13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

         13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

         13.3 Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 14
                               GENERAL PROVISIONS

         14.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

         14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

         14.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

         14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

         14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

         14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

HERMAN MILLER, INC.

By signing this card, the shareholder appoints Richard H. Ruch, Michael A. Volkema, and David L. Nelson and each of them, as attorneys, with the power of substitution, to vote the shares of Common Stock of Herman Miller, Inc. ("the company") held of record by the undersigned on August 3, 1998, at the Annual Meeting of Shareholders to be held at the Zeeland High School De Witt Auditorium, 3333-96th Avenue, Zeeland, Michigan on Tuesday, September 29, 1998, at 4:00 p.m. (E.D.T.) and at the adjournment thereof.

ELECTION OF FOUR DIRECTORS, each for a term of three years. Nominees: C. William Pollard, Dorothy A. Terrell, Dr. E. David Crockett, and Michael A. Volkema.

ELECTION OF ONE DIRECTOR, for a term of two years.  Nominee:  David L. Nelson.

The Proxies will vote your shares in accordance with your direction on this card. If you do not indicate your choice on this card, the Proxies will vote your shares "FOR" the nominees above and "FOR" the proposals below.

All shares votable hereby and the undersigned includes shares, if any, held for my account in the Company's Employee Stock Ownership Plan and Employee Stock Purchase Plan.

[X]  Please mark
     your votes as
     in this example.




                                   This proxy is solicited on behalf of the Board of Directors.
                For     Withheld                          For    Against    Abstain                           For   Against  Abstain
1. ELECTION OF  [ ]       [ ]     2. PROPOSAL TO INCREASE [ ]      [ ]        [ ]  4. PROPOSAL TO ADOPT THE   [ ]     [ ]       [ ]
   DIRECTORS AS                      THE AUTHORIZED                                   COMPANY'S INCENTIVE
   LISTED ON                         COMMON STOCK TO                                  CASH BONUS PLAN.
   REVERSE SIDE.                     240,000,000 SHARES.
   For except vote withheld from
   the following nominees:        3. PROPOSAL TO AMEND    [ ]      [ ]        [ ]  5. PROPOSAL TO RATIFY THE  [ ]     [ ]       [ ]
                                     THE COMPANY'S                                    APPOINTMENT OF ARTHUR
                                     LONG-TERM                                        ANDERSON LLP AS
                                     INCENTIVE PLAN.                                  INDEPENDENT AUDITORS
                                                                                      FOR THE YEAR ENDING
                                                                                      MAY 29, 1999.

                                                                                   6. At their discretion, the Proxies ar authorized
                                                                                      to vote upon such other business as may
                                                                                      properly come before the meeting or
                                                                                      adjournment thereof.







                                                                                   _________________________________________________
                                                                                   Signature                             Date

                                                                                   _________________________________________________
                                                                                   Signature                             Date


                             FOLD AND DETACH HERE


PLEASE MARK THE BOXES ON THE ABOVE PROXY TO INDICATE HOW YOU WISH YOUR SHARES TO BE VOTED. SIGN AND DATE THE PROXY, DETACH IT, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. WE MUST RECEIVE YOUR VOTE BEFORE THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 29, 1998.